Exhibit 99.1

GNP Computers, Inc.

Financial Statements for the Years

Ended December 31, 2004 and 2003

and Independent Auditors’ Report

GNP COMPUTERS, INC.

TABLE OF CONTENTS

Page
INDEPENDENT AUDITORS’ REPORT	1

FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

Balance Sheets	2

Statements of Operations	3

Statements of Shareholders’ Equity	4

Statements of Cash Flows	5

Notes to Financial Statements	6-15

To the Shareholders

GNP Computers, Inc.

Monrovia, California

Independent Auditors’ Report

We have audited the accompanying balance sheets of GNP Computers, Inc. as of December 31, 2004 and 2003, and the related statements of operations, shareholders’ equity and, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GNP Computers, Inc. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ HAUSSER + TAYLOR LLC

Columbus, Ohio

October 24, 2005

GNP COMPUTERS, INC.

Balance Sheets

December 31. 2004 and 2003 (in thousands)

	2004	2003
ASSETS

CURRENT ASSETS
Cash	$1,175	$4,672
Accounts receivable, net of allowance for doubtful account of $18,261 and $19,121, respectively	2,516	1,940
Inventory (Note 1)	2,856	1,656
Prepaid expenses and other current assets	336	132
Refundable income taxes	—	1,278

Total current assets	6,883	9,678

PROPERTY AND EQUIPMENT, Net (Note 2)	291	906

OTHER ASSETS	157	88

Total assets	$7,331	$10,672

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$1,902	$605
Current portion long-term debt	48	48
Accrued expenses
Wages, payroll taxes and benefits	527	640
Unearned revenue (Note 1)	1,027	399
Income taxes payable (Note 6)	331	334
Other	254	273

Total current liabilities	4,089	2,299

LONG TERM DEBT (Note 3)	269	299

Total liabilities	4,358	2,598

STOCKHOLDERS’ EQUITY

Preferred stock, $0.01 par value; 5,000,000 shares authorized, 2,500,000 issued and outstanding in 2004 and 2003 (liquidation value $1,000,000 at 2004)	25	25
Common shares, $0.01 par value; 50,000,000 shares authorized; 518,716 and 518,466 shares issued and outstanding in 2004 and 2003, respectively	6	6
Additional paid-in capital	99	99
Treasury stock	(6)	(6)
Retained earnings	2,849	7,950

Total stockholders’ equity	2,973	8,074

Total liabilities and stockholders’ equity	$7,331	$10,672

The accompanying notes are an integral part of these financial statements.

GNP COMPUTERS, INC.

STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2004 AND 2003 (In thousands)

	2004	2003
SALES
Product sales	$16,268	$12,774
Service sales	4,853	4,200

	21,121	16,974

COST OF SALES
Product sales	13,957	10,622
Service sales	840	768

	14,797	11,390

GROSS PROFIT	6,324	5,584

OPERATING EXPENSES	11,440	12,349

LOSS FROM OPERATIONS	(5,116)	(6,765)

OTHER INCOME (EXPENSE)	14	(57)

LOSS BEFORE INCOME TAXES	(5,102)	(6,822)

INCOME TAX BENEFIT	(1)	(1,259)

NET LOSS	$(5,101)	$(5,563)

The accompanying notes are an integral part of these financial statements.

GNP Computers, Inc.

STATEMENTS OF SHAREHOLDERS’ EQUITY

YEARS ENDED DECEMBER 31, 2004 AND 2003 (in thousands, except for share data)

	Convertible Prefered Shares		Common Shares		Additional Paid-In Capital	Treasury Stock	Retained Earnings	Total
	Shares	Amount	Shares	Amount
BALANCE, DECEMBER 1, 2003	5,000,000	$50	518,466	$6	$99	$(6)	$14,688	$14,837

Preferred Stock Buy Out (Note 7)	(2,500,000)	(25)					(1,175)	(1,200)
Net loss	—	—	—	—	—	—	(5,563)	(5,563)

BALANCE, DECEMBER 31, 2003	2,500,000	25	518,466	6	99	(6)	7,950	8,074

Exercise of stock options (Note 8)			250					—
Net loss	—	—	—	—	—	—	(5,101)	(5,101)

BALANCE, DECEMBER 31, 2004	2,500,000	$25	518,716	$6	$99	$(6)	$2,849	$2,973

The accompanying notes are an integral part of these financial statements.

GNP COMPUTERS, INC.

STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2004 AND 2003 (In thousands)

	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(5,101)	$(5,563)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	665	1,035
Inventory reserves	7	485
Provision for bad debt	(1)	(12)
Loss on disposal of equipment	10	30
Changes in operating assets and liabilities:
Trade accounts receivable	(575)	887
Inventory	(1,207)	3,472
Prepaid expenses and other current assets	(205)	90
Income taxes refundable	1,278	1,726
Other assets	(69)	1
Accounts payable	1,297	(1,216)
Accrued liabilities	494	(1,708)

Net cash used in operating activities	(3,407)	(773)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(60)	(148)

CASH FLOWS FROM FINANCING ACTIVITIES
Net repayment under revolving line of credit		(2,951)
Additions to long term debt		375
Preferred stock redemption		(1,200)
Payment of long term debt	(30)	(28)

Net cash used in financing activities	(30)	(3,804)

NET DECREASE IN CASH	(3,497)	(4,725)
CASH, BEGINNING OF YEAR	4,672	9,397

CASH, END OF YEAR	$1,175	$4,672

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION—
Cash paid during the year for:
Interest	$—	$38
Income taxes	$5	$17

The accompanying notes are an integral part of these financial statements.

GNP COMPUTERS, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2004 AND 2003

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General—GNP Computers, Inc. (the ”Company”) was incorporated as GNP Loudspeakers in 1981. The Company subsequently changed its name to GNP Computers in 1994. The Company is a California corporation and is headquartered in Monrovia, California. The Company is an original equipment manufacturer and supplier of computer products to the data telecommunications and related industries.

The Company is a provider of carrier class solutions and services for the telecommunications marketplace, which creates custom branded products and maintains substantial expertise in the key areas of computer integration and telecommunications, primarily in the United States.

On August 12, 2005, Pinnacle Data Systems, Inc., the Company, and Roger A. Baar, the principal shareholder of the Company, entered into an Asset Purchase Agreement to acquire substantially all of the assets and to assume certain liabilities of the Company. The purchase price for the acquired assets consists solely of Pinnacle Data Systems, Inc. assumption of specific liabilities of the Company.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk— Financial instruments, which potentially subject the Company to a concentration of credit risk, principally consists of cash and accounts receivable. The Company grants credit to its customers, which are varied in terms of size, geographic location and financial strength. Customer balances are continually monitored to minimize the risk of loss.

Cash and cash equivalents may be in excess of insured limits at particular financial institutions.

For 2004, the Company had four customers that generated revenues of approximately $5,200, $4,800, $2,900 and $2,800 or 22%, 21%, 12% and 12% respectively, of total revenue. In addition, these customers represented 26%, 10%, 10% and 24%, respectively, of accounts receivable at December 31, 2004.

For 2003, the Company had two customers that generated revenues of approximately $11,600 and $2,700 or 68% and 16%, respectively, of total revenue. In addition, these customers represented 54% and 3%, respectively, of accounts receivable at December 31, 2003.

Inventories—Inventories are stated at the lower of average cost or market.

Inventory consists of the following (net of inventory reserves) as of December 31 (in thousands):

	2004	2003
Raw materials	$1,844	$748
Work in process	778	862
Finished goods	234	46

Total inventory	$2,856	$1,656

The carrying values of component parts and finished goods represent average cost or management’s estimate of its net realizable value. Such value is based on forecasts of product orders in the ensuing years. Such forecasts are based on historical information, known contracts, and management’s expertise in computer hardware life cycles. Should demand for the Company’s products prove to be significantly less than anticipated, the ultimate realizable value of such products could be substantially less than the amount shown in the balance sheet. At December 31, 2004 and 2003, the Company provided reserves of approximately $1,742,000 and $1,736,000, respectively, to reduce the carrying value of inventory.

Statement of Cash Flows – For purposes of the statement of cash flows, the Company considers all short-term instruments purchased with a maturity of three months or less to be cash equivalents. There were no cash equivalents at December 31, 2004 or 2003.

Property and Equipment—Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation is provided for using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the lesser of the useful lives of the improvements or the related lease term. Expenditures for repairs and maintenance are expensed as incurred. When property, plant and equipment are sold or retired, the cost and related accumulated depreciation are removed from the accounts, with any gain or loss reflected in operations.

Impairment of Long-Lived Assets—The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. If the estimated future cash flows (undiscounted and without interest charges) from the use of an asset were less than the carrying value, a write-down would be recorded to reduce the related asset to its estimated fair value. For purposes of estimating future cash flows from impaired assets, the Company groups assets at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows of other groups of assets. There have been no impairment charges recorded by the Company in 2004 or 2003.

Research and Development – Research and development costs are charged to operations when incurred. The amounts of research and development expense were $144,353 and $433,391, respectively.

Product Warranty Policy – The Company provides a limited warranty for defects in material or workmanship on its products. The warranty involves repairing or replacing any defective component returned within the warranty period. The warranty accrual was approximately $80,000 and $147,100 in 2004 and 2003, respectively.

Revenue Recognition – Revenue from product sales is recognized primarily upon shipment to customers. For service sales, we recognize revenue upon completion of the repair work and shipment back to the customer.

Unearned revenue consists of customer prepayments, evaluation units out with customers and an end of life buy of components for a customer to be maintained over a period of 5 years.

Income Taxes—Deferred income tax assets and liabilities are computed annually for temporary differences between the financial statement and income tax bases of assets and liabilities. Such deferred income tax asset and liability computations are based on enacted tax laws and rates applicable to years in which the differences are expected to reverse. A valuation allowance is established, when necessary, to reduce deferred income tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the year and either increased or decreased for the change during the year for deferred income tax assets and liabilities.

Advertising - The Company expenses all advertising costs as incurred or at the time the advertising takes place. The Company incurred approximately $113,900 and $110,500 in advertising costs in 2004 and 2003, respectively.

Stock-Based Compensation—The Company has implemented Statement of Financial Accounting Standards (SFAS) No. 123, “Accounting for Stock-Based Compensation”. This standard encourages the adoption of the fair value-based method of accounting for employee stock options or similar equity instruments, but continues to allow the Company to measure compensation cost for those equity instruments using the intrinsic value-based method of accounting prescribed by Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees.” Under the fair value-based method, compensation cost is measured at the grant date based on the estimated fair value of the award. Under the intrinsic value-based method, compensation cost is the excess, if any, of the quoted market price of the stock at the grant date or other measurement date over the amount the employee must pay to acquire the stock.

Pro forma information regarding net income and earnings per share is required by SFAS No. 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The Company is continuing to utilize the intrinsic value-based method for accounting for employee stock options or similar equity instruments; therefore, the Company has not recorded any compensation cost in the statements of income for stock-based employee compensation awards.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options’ vesting period. The Company’s pro forma income and earnings per share are as follows for the year ended:

	December 31,
	2004	2003
Net income:
As reported	$(5,101)	$(5,563)
Pro forma	$(5,107)	$(5,628)

Recent Issued Accounting Pronouncements—SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liability and Equity, requires that an issuer clarify a financial instrument that is within the scope as a liability (or an asset in some circumstances), many of which were previously classified as equity. SFAS No. 150 is effective for interim periods beginning after June 15, 2003. In its October 2003 meeting, the FASB decided to defer the effective date of certain provisions of SFAS No. 150. Management does not expect the adoption of this accounting pronouncement to have a material impact on the Company’s financial statements.

In December 2003, the FASB issued FIN 46 (Revised), Consolidation of Variable Interest Entities. FIN 46(R) clarifies the application of Accounting Research Bulletin No. 51, Consolidated Financial Statements, to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 (R) requires a variable interest entity to be consolidated by a company, if that company is subject to a majority of the risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. FIN 46 (R) also requires disclosures about variable interest entities that a company is not required to consolidate but in which it has a significant variable interest. The consolidation requirements of FIN 46 (R) apply in the first fiscal year or interim period ending after December 15, 2004. Since the Company has no interest in variable interest entities, FIN 46 (R) will not have any financial impact on the Company’s financial statements.

In December 2004, the FASB issued SFAS No. 123 (Revised), Share Based Payment. SFAS No. 123 (R) replaces SFAS No. 123, Accounting for Stock Issued to Employees. SFAS No, 123(R) requires compensation costs related to share-based payment transactions to be recognized in the financial statements. Compensation costs will be recognized over the vesting period of the award. SFAS No. 123 (R) is effective as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. The impact of SFAS No. 123 (R) is to record the additional compensation expenses on the financial statements that is currently disclosed in this Note.

2.	PROPERTY AND EQUIPMENT

The major classes of property and equipment are recorded at cost and are as follows as of December 31 (in thousands):

	Useful Life	2004	2003
Leasehold improvements	Life of lease	$777	$767
Machinery and equipment	4 years	310	316
Furniture and fixtures	4 years	84	84
Autos and trucks	4 years	26	26
Computer hardware	4 years	2,111	2,375
Computer software	4 years	1,464	1,472

		4,772	5,040
Accumulated depreciation and amortization		4,481	4,134

		$291	$906

Depreciation and amortization expense related to property and equipment was $665,429 and $1,035,356 in 2004 and 2003, respectively.

3.	LONG-TERM DEBT

In connection with the redemption of preferred stock, an agreement was entered into with the former stockholder for payments totaling $50,000 annually. The debt was recorded at the present value of the future payments. Long-term debt as of December 31 is summarized below (in thousands):

	2004	2003
Current portion	$48	$48

Long term portion	$269	$299

In connection with the acquisition of the Company by Pinnacle Data Systems, Inc., in August 2005, the remaining debt was forgiven.

4.	COMMITMENTS AND CONTINGENCIES

Operating Leases—The Company leased its facilities and certain equipment under operating leases that expired at various dates through 2009. Future minimum lease payments under these prior leases as of December 31 are as follows (in thousands):

2005	1,890
2006	1,994
2007	2,003
2008	2,096
Thereafter	175

Total minimum lease payments	$8,158

Rent expense was $1,906,670 and $1,245,315 in 2004 and 2003, respectively. Inclusive of a modification in the lease agreement in February 2005, for a reduction in square footage and an extension of the lease term, the future minimum lease payments as of December 31 are as follows (in thousands):

2005	1,313
2006	1,329
2007	1,336
2008	1,397
Thereafter	1,520

Total minimum lease payments	$6,895

In connection with the acquisition of the Company by Pinnacle Data Systems, Inc., the future minimum lease payments have been further reduced commencing October 1, 2005. The future minimum lease payments as of December 31 are as follows (in thousands):

2005	1,252
2006	1,072
2007	1,077
2008	1,127
Thereafter	1,225

Total minimum lease payments	$5,753

5.	DEFINED CONTRIBUTION RETIREMENT PLAN

The Company maintains a qualified cash or deferred compensation plan under section 401(k) of the Internal Revenue Code. The plan covers all employees age 20 or over with six months of service. Under the plan, employees may elect to defer a portion of their salary, subject to Internal Revenue Code limits.

The Company matches 100% of employee contributions up to 6% of wages deferred with an annual maximum contribution of $5,195 per employee. The Company made matching contributions of $311,270 and $256,050 in 2004 and 2003, respectively.

6.	INCOME TAXES

The provision for income taxes for the year ended December 31 consists of the following (in thousands):

	2004	2003
Current (refundable)	$(1)	$(1,259)
Deferred	—	—

Total	$(1)	$(1,259)

Deferred income taxes arise from temporary differences resulting from income and expense items reported for financial accounting and tax reporting purposes in different periods. Deferred taxes are classified as current or long-term, depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or long-term depending on the periods in which the temporary differences are expected to reverse.

The components of deferred tax assets are as follows (in thousands):

	2004	2003
Deferred Tax Assets
Accrued vacation	$98	$127
Inventory reserves	779	729
Allowance for doubtful accounts	8	8
Uniform capitalization	177	71
Warranty accrual	34	62
Net operating loss	2,781	724
Depreciation	487	349

	$4,364	$2,070
Valuation Allowance	(4,364)	(2,070)

Net Deferred Taxes	$—	$—

A reconciliation of the Company’s provision for income taxes to the U.S. federal statutory rate at December 31, 2004 and 2003 is as follows (in thousands):

	2004		2003
	Amount	Percent	Amount	Percent
Provision for income taxes at statutory rate	$(1,478)	(34.0)%	$(2,389)	(34.0)%
State taxes, net of federal benefit	(222)	(5.1)%	(362)	(5.2)%
Valuation allowance	1,678	38.6%	1,482	21.1%
Other	21	0.5%	10	0.1%

	$(1)	(0.0)%	$(1,259)	(17.9)%

The Company had net operating loss (“NOL”) at December 31 as follows:

	2004	2003
NOL – Federal (expiring various dates through 2024)	$6,622	$1,725

During 2003 and 2004, a valuation allowance was recorded as management believes more than likely that the carry forwards will not be used in the future. Further, upon the acquisition by Pinnacle Data Systems, Inc. in August 2005, the net operating loss for both federal and state purposes will not provide any benefit to the Company in the future.

The IRS assessed a penalty in the amount of $330,277 including interest, regarding prior years. The amount was recorded as a liability.

7.	STOCKHOLDERS’ EQUITY

Common Shares—At December 31, 2004 and 2003, the Company had one class of common shares at $0.01 par value per share. Each outstanding common share is entitled to one vote.

Participating Preferred Shares—At December 31, 2004 and 2003, the Company had one class of Convertible Participating Preferred (“Preferred”) shares at $0.01 par value per share.

On February 4, 2003, 50% of the outstanding preferred stock was redeemed for $1,200,000. The redemption consisted of 2,500,000 preferred shares.

When and if declared by the Board of Directors, dividends and other distributions are to be shared equally among Preferred stockholders and common stockholders on a per share basis.

The holders of outstanding Preferred shares are entitled to receive prior and in preference to any distribution of any assets or property of the Company to holders of common shares an amount equal to $0.40 per share plus any declared and unpaid dividends.

The holders of each Preferred share are entitled to the same voting rights and powers equal to the voting rights and powers of the common stockholders.

The holders of Preferred shares have conversion rights into common shares at the option of the holder at any time after the issuance of such share at a ratio that consists of the common shares outstanding as a percentage of Preferred shares outstanding as of the conversion date multiplied by the valuation of the Preferred shares at the time of the conversion as calculated per the Amended and Restated Articles of Incorporation of the Company, dated May 25, 1999. Preferred shares would convert into approximately 951,525 common shares if such conversion had taken placed on December 31, 2004.

Each Preferred share shall automatically convert to common shares upon the earlier of the expiration of five years from the date Preferred shares were first issued to any person by the Company, provided the consent of at least three-quarters of the Preferred stockholders; or the closing of an underwritten public offering of not less than $2 million and in which the public offering price per share equals or exceeds $0.40 per share; or a consolidation, merger, or reorganization of the Company with or into any other corporation, entity, or person.

The Company shall not, without obtaining the affirmative vote or written consent of the holders of not less than two-thirds of the outstanding Preferred shares, vote separately as a class regarding amendments to the Articles of Incorporation, authorize an increase in the total number of authorized common shares, authorize or issue any other equity security senior to or on a parity in rights with the Preferred shares as to dividend or redemption rights, liquidation preferences, conversion rights, voting rights, or otherwise increase or decrease the total number of authorized Preferred shares.

Treasury Shares – The balance consists of 552,782 shares at par value of $0.01.

8.	STOCK OPTIONS

In May 1994, the Company introduced the 1994 Incentive Stock Option Plan (the “Plan”) under which employees, consultants, and directors were granted options to purchase up to an aggregate of 665,000 shares of the Company’s common shares. The Board of Directors approved an increase in the options available to 690,000 on August 23, 1996. The Board of Directors approved a 5:1 stock split, effective July 1, 1999, which increased the options available to 3,450,000. The Board of Directors approved an additional increase of 500,000 options on April 15, 2001. Currently there are 3,950,000 shares authorized under the Plan.

The plan consists of incentive stock options (“ISOs”) granted to employees only and nonstatutory options (NSOs) granted to directors and consultants. ISOs are exercisable only when vesting occurs and while participants are employed by the Company. Upon termination employees have 30 days to exercise vested options. The Plan provides for vesting of all options granted at the rate of at least 20% per year over five years. No options may be exercised under the Plan at any time after the expiration of

10 years from the date such options are granted. The Company is not obligated to repurchase the shares of an employee at any time, whether during the period of employment or upon termination. When the exercise price of employee stock options issued under the plan equals the fair value of the underlying shares on the grant date, no compensation expense is recorded. Compensation expense is recognized for the fair value of options granted to non-employees and employees to the extent the fair value of the underlying shares exceeds the exercise price of these stock options.

A summary of the Company’s stock option activity follows:

	Number of Options	Exercise Prices	Exercise Price
Options outstanding - December 31, 2002	349,531	0.28 to 8.00	$4.13

Options granted
Options canceled	50,977	0.28 to 8.00	$5.39
Options exercised

Options outstanding - December 31, 2003	298,554		$3.91

Options granted
Options canceled	44,802	0.28 to 8.00	$1.17
Options exercised	250	0.49	$0.49

Options outstanding - December 31, 2004	253,502		$4.40

The following table summarizes information regarding options outstanding at December 31, 2004

	Options Outstanding			Options Exercisable
		Weighted
		Remaining	Weighted-		Weighted-
Range of		Contractual	Average	Number of	Average
Exercise	Number	Life	Exercise	Shares	Exercise
Prices	Outstanding	in Years	Price	Exercisable	Price
$0.00 to $.28	35,350	1.70	$0.28	35,350	$0.28
$.35 to $0.49	81,152	5.11	$0.49	81,152	$0.49
$6.00 to $8.00	137,000	6.00	$7.78	134,000	$7.78

	253,502		$4.40	250,502	$4.36

No options were granted in 2003 or 2004.

At December 31, 2003, 297,107 outstanding options were exercisable. The weighted average exercise price for outstanding options was $4.15 at December 31, 2003. The options outstanding at December 31, 2004 are exercisable through January 1, 2004 through June 26, 2012.

The fair value of the options granted is calculated using the Black-Scholes option-pricing model. The assumptions used in the computation of the fair value of employee options include:

	2004	2003
Risk-free rate of return	4.30%	4.50%
Dividend yield	0%	0%
Volatility factor	88.61%	84.29%
Expected life	10 years	10 years

No dividends are expected to be paid.

The Black-Scholes option pricing model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option pricing models require input of highly subjective assumptions including the expected stock price volatility. The Company uses projected volatility rates that are based upon historical volatility trends, of similar public companies, into the future. Because the Company’s stock options have characteristics significantly different from those traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide an accurate measure of the fair value of the Company’s options.